CODE OF ETHICS

For Employees and Access Persons of

The Munder Funds,
Munder Capital Management
and
Pierce Street Advisors, LLC

May 19, 2009

Last Updated:  05-19-2009

CODE OF ETHICS
Table of Contents
I.           INTRODUCTION
A.           Standards of Business Conduct
B.           General Principles of this Code of Ethics
C.           Applicability
1.           General Applicability of the Code
2.           Application of the Code to Non-Interested Trustees
3.           Application of the Code to Interested Trustees
4.           Application of the Code to Certain Directors of Munder Capital Holdings, LLC
5.           Application of the Code to Personnel of Funds Sub-advised by the Advisers
6.           Conflicts with Other Codes
II.           RESTRICTIONS ON ACTIVITIES
A.           Blackout Periods for Personal Trades
1.           Pending Trades
2.           Seven-Day Blackout
3.           Exempt Transactions
B.           Disclosure of Conflict of Interest & Review of Transactions of Certain Employees
1.           Disclosure of Conflict of Interest
2.           Review of Certain Transactions
C.           Initial Public Offering and Limited Offering
D.           Short-Term Trading
1.           Covered Securities
2.           Munder Funds Shares
3.           Exempt Transactions
4.           Return of Profits
E.           Gifts
1.           Accepting Gifts
2.           Solicitation of Gifts
3.           Giving Gifts
F.           Service as a Director
G.           Amendments and Waivers
III.           COMPLIANCE PROCEDURES
A.           Pre-Clearance Requirements
1.           General Requirement
2.           Exempt Transactions
3.           Trade Authorization Requests
4.           Representations and Warranties
5.           Duration of Pre-Clearance Approval
6.           Execution of Trades and Commissions
B.           Reporting Requirements
1.           Brokerage Statements and Confirmations
2.           Quarterly Transaction Reports
3.           Initial and Annual Disclosure of Personal Holdings
4.           Certification of Compliance
5.           Permitted Disclaimer
C.           Distribution of the Code to Persons Subject to the Code
D.           Quarterly Review
E.           Reports to the Boards of Trustees/Directors
1.           Annual Reports
2.           Quarterly Reports
IV.           GENERAL POLICIES
A.           Anti-Fraud
B.           Involvement in Criminal Matters or Investment-Related Civil Proceedings
V.           REPORTING VIOLATIONS OF THE CODE
VI.           SANCTIONS
VII.           INVESTMENT ADVISER AND PRINCIPAL UNDERWRITER CODES
VIII.           RECORDKEEPING
IX.           CONFIDENTIALITY
X.           OTHER LAWS, RULES AND STATEMENTS OF POLICY
XI.           FURTHER INFORMATION

Attachment A – Definitions
Attachment B-1 – Certification of Employee Transactions
Attachment B-2 – Brokerage Account Certification Statement
Attachment B-3 – Holdings Certification Statement
Attachment C – Initial Report of Personal Holdings of Securities
Attachment D – Annual Certification and Questionnaire
Attachment E – Contact Persons
Attachment F – List of Broad-Based Indices
Attachment G – Reportable Funds
Attachment H – Certification by Directors of Munder Capital Holdings, LLC

CODE OF ETHICS

I.           INTRODUCTION

A.           Standards of Business Conduct

Munder Capital Management (“MCM”) and Pierce Street Advisors, LLC (“PSA”) (each, an “Adviser” and collectively, the “Advisers”) seek to foster a reputation for integrity and professionalism.  That reputation is a vital business asset.  As registered investment advisers, the Advisers have a duty to deal fairly with and act in the best interests of their clients and the personnel of the Advisers have a duty to place the interests of the Advisers’ clients ahead of their own.  The confidence and trust placed in the Advisers by their clients is something the personnel of the Advisers should value and endeavor to protect.

To further these goals, the Advisers adopted policies and procedures that pertain to the Advisers’ employees, officers, general partners and other persons occupying a similar status or performing similar functions, as well as any other persons who provide investment advice on behalf of the Advisers and are subject to the Advisers’ supervision and control.  The Advisers’ policies and procedures, including this Code of Ethics, require the personnel of the Advisers to adhere to certain standards of conduct and to comply with federal securities laws.  Personnel of the Advisers should strive not only to comply with the Advisers’ policies and procedures, but to conduct themselves in such a manner as to instill confidence and trust in the Advisers’ clients.

B.           General Principles of this Code of Ethics

This Code of Ethics (“Code”) establishes rules of conduct for “Employees” and “Access Persons” (each as defined in Attachment A) of each of the entities comprising MCM, PSA and the Munder Family of Funds1 (“Munder Funds”).  The Code is designed to (i) govern the personal securities activities of Employees and Access Persons; (ii) prevent Employees and Access Persons from engaging in fraud; and (iii) require the Advisers to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

As a general matter, in connection with personal securities transactions, (1) Employees and Access Persons of the Advisers should always place the interests of Advisory Clients (as defined in Attachment A) first; (2) Employees and Access Persons should ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of such person’s position of trust and responsibility; and (3) Employees and Access Persons should not take inappropriate advantage of their positions.

C.           Applicability

1.           General Applicability of the Code

This Code applies to all Employees and all Access Persons (each as defined in Attachment A) of the Munder Funds, MCM and PSA.

2.           Application of the Code to Non-Interested Trustees

This Code applies to Non-Interested Trustees (as defined in Attachment A).  However, a Non-Interested Trustee shall not be required to comply with Sections III.A., III.B.1. and III.B.2. of this Code2 with respect to a personal securities transaction involving a Covered Security (as defined in Attachment A) unless such Non-Interested Trustee, at the time of the personal transaction, knew, or in the ordinary course of fulfilling his or her official duties as a Trustee of a Munder Fund should have known, that during the 15-day period immediately preceding the date of the Trustee’s personal transaction in the Covered Security, a Munder Fund purchased or sold the same Covered Security or such Covered Security was being considered for purchase or sale by a Fund or its investment adviser.

1  The Munder Funds are comprised of various corporate entities currently consisting of Munder Series Trust and Munder Series Trust II.

2  Sections III.A., III.B.1. and III.B.2. generally relate to the requirement to pre-clear personal trades, provide duplicate brokerage confirmations and statements and provide quarterly transaction reports.

Certain provisions of the Code do not apply to Non-Interested Trustees who are Access Persons solely because they are Trustees of the Munder Funds.  Specifically, the following provisions of the Code do not apply to the Non-Interested Trustees who are Access Persons solely by reason of their being Trustees of the Munder Funds:  (i) the reporting of initial, quarterly and annual disclosure of personal securities holdings; (ii) restrictions relating to black-out periods, short-term trading, investments in limited offerings and initial public offerings; and (iii) restrictions regarding service as a director of a publicly-traded or privately held company.

Please note that the restrictions in the Code on short-term trading in shares of the Munder Funds by Access Persons also shall not apply to the Non-Interested Trustees who are Access Persons solely as a result of their being Trustees of the Munder Funds.

3.           Application of the Code to Interested Trustees

This Code also applies to Interested Trustees.  An Interested Trustee, unlike a Non-Interested Trustee as described above in Section I.C.2., shall be required to comply with Sections III.A. and III.B. of this Code with respect to a personal securities transaction involving a Covered Security.  However, if the trustee is designated as an Interested Trustee solely because of his or her prior business relationship with the Munder Funds or MCM (i.e., is not “Investment Personnel”, as defined in Attachment A), or due to a direct or indirect Beneficial Ownership interest (as defined in Attachment A) in any security issued by MCM or its parent company, the Interested Trustee shall only be required to comply with the provisions of this Code relating to (a) Quarterly Transaction Reports; and (b) Initial and Annual Holdings Reports (as described in Section III.B.).  Moreover, the provisions of this Code regarding (i) restrictions on black-out periods and short-term trading; (ii) restrictions on investments in limited offerings and initial public offerings; and (iii) restrictions regarding services as a director of a publicly-traded or privately held company, shall not apply.

Please note that the restrictions in the Code on short-term trading in shares of the Munder Funds by Access Persons shall not apply to an Interested Trustee solely because of such Trustee’s prior business relationship with the Munder Funds or MCM (i.e., is not “Investment Personnel”, as defined in Attachment A), or due to a direct or indirect Beneficial Ownership interest (as defined in Attachment A) in any security issued by MCM or its parent company.

4.	Application of the Code to Certain Directors of Munder Capital Holdings, LLC

Directors of Munder Capital Holdings, LLC (“Munder Holdings”) who have timely completed and returned to the Designated Supervisory Person, at the time of receiving this Code and at least annually thereafter, a certification in the form attached as Attachment H shall not be subject to the provisions of the Code.  However, a director of Munder Holdings shall be required to comply with Sections III.A., III.B.1. and III.B.2. of this Code3 with respect to a personal securities transaction involving a Covered Security if such director, at the time of the personal transaction, knew, or in the ordinary course of fulfilling his or her official duties as a director of Munder Holdings should have known, that during the 15-day period immediately preceding the date of the personal transaction in the Covered Security, an Advisory Client purchased or sold the same Covered Security or such Covered Security was being considered for purchase or sale by an Advisory Client or an Adviser.

If a director of Munder Holdings obtains information or takes any action that would cause such director to be unable to make the required certification, suggesting that circumstances may have changed and the individual should be subject to all of the provisions of the Code applicable to Access Persons, the director must promptly inform the Designated Supervisory Person, and unless notified to the contrary by the Designated Supervisory Person, must thereafter comply with all relevant Code requirements applicable to Access Persons.

5.	Application of the Code to Personnel of Funds Sub-advised by the Advisers

3  Sections III.A., III.B.1. and III.B.2. generally relate to the requirement to pre-clear personal trades, provide duplicate brokerage confirmations and statements and provide quarterly transaction reports.

This Code does not apply to the directors, officers and general partners of funds for which the Advisers serve as a sub-adviser.

6.           Conflicts with Other Codes

To the extent this Code conflicts with any code of ethics or other code or policy to which an Employee or Access Person is also subject, this Code shall control.  Notwithstanding the foregoing, if the other code of ethics is more restrictive than this Code, such other code of ethics shall be controlling, provided that (i) the Designated Supervisory Person (as defined in Attachment A) determines that the other code should be controlling and (ii) notifies the Employee or Access Person in writing of that determination.

II.           RESTRICTIONS ON ACTIVITIES

A.           Blackout Periods for Personal Trades

1.           Pending Trades

No Employee or Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (as defined in Attachment A) on a day during which an Advisory Client has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn, unless the pending trade is an Index Trade or the pending trade is for a wrap fee account4.

If the pending trade is a Limit Order, upon request of the Employee or Access Person, the Designated Supervisory Person (or his or her designee) will determine the likelihood of the Limit Order being “in the money” within the seven day blackout period.  This determination will be made by a review of the historical trading activity, as well as information provided by the Trading Department.  If it is anticipated that the Limit Order is not likely to be “in-the-money” within the seven-day blackout period, authorization may be granted at the discretion of the Designated Supervisory Person.

2.           Seven-Day Blackout

No portfolio manager of an Advisory Client, or Employee or Access Person linked to that portfolio manager by the Designated Supervisory Person, shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven (7) calendar days before or after the Advisory Client’s trade in that Covered Security is executed, unless the Advisory Client’s trade is an Index Trade or is in a wrap fee account4.  For purposes of the Seven-Day Blackout restriction contained in this paragraph, the term “Advisory Client” shall not include any client for which an Adviser places orders through its trading department but does not otherwise serve as an investment adviser or sub-adviser, render investment advice or make investment decisions.

4  All wrap fee accounts are in investment styles that also have non-wrap fee client accounts.  Transactions related to model changes for the applicable account style in the non-wrap fee accounts will prohibit personal trades during the pending trade and seven-day blackout periods.

3.           Exempt Transactions

The following transactions are exempt from the blackout periods described above in Sections II.A.1. and II.A.2.:

a.           Purchases or sales effected in any account over which the applicable Employee or Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Employee or Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person);

b.           Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program or other automatic stock purchase plans or programs;

c.           Purchases or sales that are considered by the Designated Supervisory Person to have a remote potential to harm an Advisory Client because, for example, such purchases or sales would be unlikely to affect a highly institutional market or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Advisory Client;

d.           Purchases or sales that are non-volitional on the part of the applicable Employee or Access Person or a Fund;

e.           Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

f.           Transactions in options on securities excluded from the definition of Covered Security;

g.           Transactions in commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly-traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based.  The indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Attachment F.  Options on indices that are not designated as broad-based are subject to the blackout periods; and

h.           De Minimis Trades.

B.           Disclosure of Conflict of Interest & Review of Transactions of Certain Employees

1.           Disclosure of Conflict of Interest

The Advisers acknowledge that a conflict of interest may exist if an Adviser uses the services of a broker-dealer when a personal relationship between an Employee of the Adviser and that of a broker-dealer exists (e.g., a member of the Adviser’s trading desk or one of its portfolio managers has a relative or a close personal friend employed by the broker-dealer selected to execute client transactions).

The Advisers have determined that it is in the best interest of their respective clients, Employees and business relationships, including the selection of approved broker-dealers, to maintain a list of broker-dealer conflicts of interests relating to personal relationships between the Advisers’ Employees and approved broker-dealers.

a.           Each portfolio manager of an Advisory Client, or Employee linked to that portfolio manager by the Designated Supervisory Person, and each member of the trading desk must disclose to the Designated Supervisory Person (or his or her designee) any broker-dealer relationship or any potential conflict of interest prior to initiating any research or transaction activity with that broker-dealer.

b.           If a personal relationship or potential conflict of interest exists, a portfolio manager or trader must obtain prior approval from the Designated Supervisory Person (or his or her designee) before using the services of that broker-dealer.

c.           The Designated Supervisory Person (or his or her designee) will maintain a list of the personal relationships and potential conflicts of interests relating to broker-dealer and will periodically inquire with the trading desk personnel and investment teams of any additions and or deletions to the list.

d.           The Designated Supervisory Person (or his or her designee) will investigate any additions to the list to determine if there were any violations to the “prior notification/approval requirement” as discussed in item 1(a) and 1(b) above.

2.           Review of Certain Transactions

On a quarterly basis, the Designated Supervisory Person (or his or her designee) will review the transactions of each portfolio manager of an Advisory Client, each Employee linked to that portfolio manager by the Designated Supervisory Person, and their Immediate Family members, as follows:

a.           All transactions executed during the quarter by a portfolio manager of an Advisory Client, an Employee linked to that portfolio manager by the Designated Supervisory Person, and their Immediate Family members will be compared to all transactions in such portfolio manager’s Advisory Client accounts executed during the 90 days before or after the portfolio manager transaction;

b.           All transactions identified above will be analyzed to determine if such transactions involved frontrunning or if such transactions by the portfolio manager, Employee linked to that portfolio manager, or their Immediate Family members were inconsistent with the transactions in the Advisory Client accounts (e.g., a portfolio manager is selling the same security in his or her personal accounts that he/she is purchasing in Advisory Client Account for which he or she is responsible).

c.           If it is determined that a portfolio manager, Employee linked to that portfolio manager, or their Immediate Family members engaged in inappropriate activity, the Designated Supervisory Person shall submit such findings to the Compliance Committee.  The Compliance Committee may impose whatever sanctions the Compliance Committee deems appropriate.

C.           Initial Public Offering and Limited Offering

No Employee or Access Person shall acquire directly or indirectly any securities in an “initial public offering” for his or her personal account except “initial public offerings” of registered investment companies.  For this purpose, an “initial public offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.  (As noted above, this provision does not apply to Non-Interested Trustees or Interested Trustees who are not also Investment Personnel.)

No Employee or Access Person shall acquire directly or indirectly securities in a “limited offering” (which are sometimes also referred to as “private placements”) except after receiving pre-clearance, as specified in Section III.A. hereof.  In all such instances, the Employee or Access Person shall provide the Designated Supervisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such Employee or Access Person’s activities on behalf of Advisory Clients).  The Designated Supervisory Person may not approve any such transaction unless he or she determines, after consultation with other investment advisory personnel of the applicable Adviser, such as its Chief Investment Officer, that Advisory Clients have no reasonably foreseeable interest in purchasing such securities.

For this purpose, a “limited offering” means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder.  (As noted above, this provision does not apply to Non-Interested Trustees or to Interested Trustees who are not also Investment Personnel.)  An Employee or Access Person who has been authorized to acquire and has acquired securities in a “limited offering” must disclose that investment to the Designated Supervisory Person and the Chief Investment Officer prior to, and explain that the disclosure is being made is in connection with, such Employee or Access Person’s subsequent consideration of an investment in the issuer by an Advisory Client.

D.           Short-Term Trading

1.           Covered Securities

No Employee or Access Person shall purchase and sell, or sell and purchase, the same Covered Security in which such Employee or Access Person has a Beneficial Ownership interest within 60 calendar days.  The 60 calendar days will be calculated from the date of the most recent transaction.  Subject to Section V. below, any profit realized from a trade in violation of this provision shall be paid to the applicable Adviser, which shall, in turn, donate that amount to a charitable organization.

2.           Munder Funds Shares

No Employee or Access Person (or member of his or her Immediate Family) shall purchase and sell or sell and purchase shares of the same Munder Fund or fund sub-advised by an Adviser (see Attachment G for a list of mutual funds sub-advised by the Advisers) in which such Employee or Access Person has a Beneficial Ownership interest within a 60 day calendar period.  The 60 calendar days will be calculated from the date of the most recent transaction.

Further, no Employee or Access Person (or member of his or her Immediate Family) shall exchange shares of one Munder Fund or fund sub-advised by an Adviser (with respect to which such Employee or Access Person has a Beneficial Ownership interest) for shares of another Munder Fund or fund sub-advised by an Adviser (with respect to which such Employee or Access Person has a Beneficial Ownership interest) within a 60 day calendar period.  The 60 calendar days will be calculated from the date of the most recent transaction.

Further, it is the goal of the Munder Funds to limit the number of “roundtrip” exchanges into and out of a Fund that an Employee or Access Person can make in any one year for any account in which the Employee or Access Person has a Beneficial Ownership interest to no more than six per year.

3.           Exempt Transactions

None of the above-specified restrictions on short-term trading shall apply to the following transactions:

a.           Purchases or sales effected in any account over which the Employee or Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Employee or Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person);

b.           Purchases or sales that are non-volitional on the part of the Employee or Access Person;

c.           Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs;

d.           Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs;

e.           Purchases or sales with respect to shares of any of the taxable or tax-exempt money market funds sponsored by MCM (“Munder Money Market Funds”) or sub-advised by an Adviser;

f.           Except for short-term trading in shares of the Munder Funds, purchases or sales that are considered by the Designated Supervisory Person to have a remote potential to harm an Advisory Client because, for example, such purchases or sales would be unlikely to affect a highly institutional market or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Advisory Client;

g.           Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

h.           Transactions in options on securities excluded from the definition of Covered Security; and

i.           Transactions in commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly-traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based.  The indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Attachment F.  Options on indices that are not designated as broad-based are subject to the restrictions on short-term trading.

4.           Return of Profits

Subject to Section V. below, any profit realized by an Employee or Access Person from prohibited short-term trading in shares of the Munder Funds or funds sub-advised by an Adviser shall be returned to the relevant Munder Fund or sub-advised fund and shall be viewed for tax purposes as a payment made to correct an error.

E.           Gifts

The gift provisions below apply to officers and employees of the Advisers.  Please see the Gift Policy in the Employee Handbook for further information.

1.           Accepting Gifts

On occasion, because of their positions with the Advisers or the Munder Funds, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons affiliated with such entities.  Acceptance of extraordinary or extravagant gifts is not permissible.  Any such gifts must be declined, returned or given to the applicable Adviser to donate to charity in order to protect the reputation and integrity of the Advisers and the Munder Funds.  Gifts of a nominal value (i.e., gifts whose reasonable aggregate value is no more than $100 a year), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted.  Employees may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in any amount.  Employees must report the receipt of a gift to the Legal Department in accordance with the requirements of the Advisers’ Gift Policy.

2.           Solicitation of Gifts

Employees and officers of the Advisers may not solicit gifts or gratuities.

3.           Giving Gifts

Employees and officers of the Advisers may not give any gift(s) with an aggregate value in excess of $100 per year to any person associated with any securities or financial organization, including exchanges, other FINRA member organizations, commodity firms, news media, or clients of the firm.

F.           Service as a Director

No Employee or Access Person shall serve on the board of directors of any publicly-traded company or privately-held company without prior authorization from a committee comprised of the CCO and either the Chief Executive Officer or Chief Investment Officer of the applicable Adviser, based upon a determination that such board service would not be inconsistent with the interests of the Advisory Clients.  In instances in which such service is authorized, the Employee or Access Person will be isolated from making investment decisions relating to such company through the implementation of appropriate “Chinese Wall” procedures established by the CCO.  This restriction does not apply to non-profit, charitable, civic, religious, public, political, educational or social organizations.

G.           Amendments and Waivers

The limitations and restrictions specified in subsections C through F of this Section II. may be modified only by the CCO on a case-by-case basis.  Each such modification shall be documented in writing by the Designated Supervisory Person, including in particular the basis for the modification.  If material, such modification must be approved by the Board of Trustees of the Munder Funds no later than six months after adoption of the change.

Although exceptions to the Code will rarely, if ever, be granted, the CCO may grant exceptions to the requirements of the Code on a case-by-case basis if he or she finds that the proposed conduct involves negligible opportunity for abuse.  All material exceptions must be in writing and must be reported to the Board of Trustees of the Munder Funds at its next regularly scheduled meeting after the exception is granted.  For purposes of this Section, an exception will be deemed to be material if the transaction involves more than 1,000 shares or has a dollar value in excess of $25,000.

When requesting an exception to the restrictions on short-term trading in Section II.D., an Employee or Access Person must demonstrate that (1) the short-term trading would not have a material impact on the relevant Munder Fund and its shareholders or the relevant fund sub-advised by an Adviser and its shareholders; (2) the transaction involves less than 1,000 shares of any Munder Fund or fund sub-advised by an Adviser; and (3) the aggregate dollar value of the shares that would be purchased or sold on a short-term basis is not in excess of $25,000.  The CCO will grant exceptions only in limited circumstances.  No waivers will be granted to portfolio managers with respect to short-term trading in shares of any Munder Fund or sub-advised fund for which they provide advisory services.

III.           COMPLIANCE PROCEDURES

A.           Pre-Clearance Requirements

1.           General Requirement

All purchases or sales (including the writing of an option to purchase or sell and the giving of a gift (but not the receipt of a gift)) of a Covered Security in which an Employee or Access Person (or a member of his or her Immediate Family) has or will have a Beneficial Ownership interest must be pre-cleared with the Designated Supervisory Person (or his or her designee).  In addition, all trades in shares of the Munder Funds and funds sub-advised by an Adviser, except money market funds, in which any Employee or Access Person (or member of his or her Immediate Family) has or will have a Beneficial Ownership interest (including shares owned through any 401(k) or other retirement plan) must be pre-cleared with the Designated Supervisory Person (or his or her designee).

2.           Exempt Transactions

The following transactions are exempt from the pre-clearance requirements described in this Section III.A.:

a.           Purchases or sales effected in any account over which the Employee or Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Employee or Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person);

b.           Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), automatic stock purchase plans or programs, or an employee stock purchase plan or program;

c.           Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs;

d.           Purchases or sales that are non-volitional on the part of the Employee or Access Person or a Fund;

e.           Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

f.           Transactions in collective funds or common trust funds;

g.           Transactions in options on securities excluded from the definition of Covered Security;

h.           Transactions in commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly-traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based.  The indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Attachment F. Options on indices that are not designated as broad-based are subject to the pre-clearance requirements; and

i.           De Minimis Trades5.

5  Whether a transaction qualifies as a De Minimis Trade is determined at the time that pre-clearance is granted or denied.  If a transaction no longer qualifies as a De Minimis Trade at the time of execution due solely to an increase in the per share price of the security, such transaction will not be considered in violation of the pre-clearance requirements of this Code.

3.           Trade Authorization Requests

Prior to entering an order for a personal trade that requires pre-clearance, an Employee or Access Person must complete a written or electronic request for pre-clearance providing the following information:

a.	Name and symbol of security;

b.	Maximum quantity to be purchased or sold;

c.	Name of broker effecting the transaction; and

d.	Type of transaction (e.g. buy, sell, exchange, etc).

The request must be submitted to the Designated Supervisory Person (or his or her designee).  After receiving the written or electronic request, the Designated Supervisory Person (or his or her designee) will, as appropriate (a) review the information, (b) independently confirm whether there are any pending or unexecuted orders to purchase or sell the Covered Securities by an Advisory Client, and (c) as soon as reasonably practicable, determine whether to authorize the proposed securities transaction.  No order for a securities transaction for which pre-clearance authorization is sought may be placed prior to the receipt of written or electronic authorization of the transaction by the Designated Supervisory Person (or his or her designee).  Verbal approvals are not permitted and may not be relied upon.  Employees and Access Persons are solely responsible for their compliance with the Code.  Pre-clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code.

4.           Representations and Warranties

Each time an Employee or Access Person makes a pre-clearance request, other than a pre-clearance request with respect to a transaction in shares of the Munder Funds by portfolio managers, the Employee or Access Person shall be deemed to be making the following representations and warranties:

a.           He/she does not possess any material non-public information regarding the issuer of the security;

b.           To his/her knowledge, there are no pending trades in the security (or any derivative of it) by an Advisory Client (other than an Index Trade or a wrap fee account);

c.           To his/her knowledge, the security (or any derivative of it) is not being considered for purchase or sale by any Advisory Client (other than an Index Trade or a wrap fee account);

d.           If he/she is a portfolio manager or a person linked to a portfolio manager, none of the accounts managed by him/her (or such portfolio manager) has purchased or sold this security (or any derivatives of it) within the past 7 calendar days (other than an Index Trade or a wrap fee account); and

e.           He/she has read the Code of Ethics within the prior 12 months and believes that the proposed trade fully complies with the requirements of the Code.

5.           Duration of Pre-Clearance Approval

Personal trades should be placed with a broker promptly after receipt of the pre-clearance approval so as to minimize the risk of potential conflict arising from a client trade in the same security being placed after the pre-clearance is given.  The pre-clearance approval will expire at the open of business (generally 9:00 a.m., Detroit time) on the next trading day after which authorization is received.  The Employee or Access Person is required to renew such pre-clearance if the pre-cleared trade is not completed before the authority expires.  This restriction also applies to Limit Orders.  With respect to trades in the Munder Funds, the trade date may be the next trading day after pre-clearance is granted, due to the timing of processing transactions.  In addition, the trade date on transactions processed through the mail may be different from the pre-clearance date.

6.           Execution of Trades and Commissions

No personal trades may be placed or executed directly through the institutional trading desk of a broker-dealer that also handles any of the Advisers’ or their respective clients’ trading activity.  Only normal, retail brokerage relationships generally available to other similar members of the general public are permitted.  Commissions on personal transactions may be negotiated, but payment of a commission rate that is lower than the rate available to retail customers through similar negotiations is prohibited.

B.           Reporting Requirements

1.           Brokerage Statements and Confirmations

Each Employee and Access Person and members of his or her Immediate Family (excluding Non-Interested Trustees and their Immediate Family members) must arrange for the Legal Department to receive directly from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for all accounts that hold any securities in which such Employee or Access Person has a Beneficial Ownership interest.  This requirement applies even if the transaction involves or the account holds a non-Reportable Security and specifically includes brokerage statements and confirmations with respect to transactions involving shares of the Munder Funds and funds sub-advised by an Adviser.  To assist in making these arrangements, the Legal Department will send a letter to each broker, dealer or bank based on the information provided by the Employee or Access Person.  Exceptions to this policy must be pre-approved by the Compliance Department.

2.           Quarterly Transaction Reports

a.           General Requirement

In addition to providing the duplicate confirmations and periodic statements required by the preceding paragraph on a timely basis, each Employee and Access Person shall, on a quarterly basis, confirm the accuracy of the information previously provided to the Legal Department in the format specified in Attachment B-1.  Each Employee and Access Person shall also list any previously unreported transaction that occurred prior to the end of the quarter to which the report relates involving a Reportable Security (as defined in Attachment A) in which the Employee or Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership.  Previously unreported transactions might include, for example, a private placement or limited offering that is not purchased through an Employee or Access Person’s brokerage account, securities acquired through a gift or inheritance, or De Minimis Trades.

b.           Exempt Transactions

The following transactions are not required to be reported on a quarterly basis as described in this Section III.B.2.:

i.
Purchases or sales effected in any account over which the Employee or Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Employee or Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person); and

ii.
Purchases or sales that are effected as part of an automatic investment plan, including an automatic dividend reinvestment plan.  An automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  However, any transaction that overrides the preset schedule or allocation of the automatic investment plan is not exempt.

c.           Reporting Deadline

Each Employee and each Access Person must submit any report required by this Section III.B.2. to the Designated Supervisory Person no later than 30 days after the end of the calendar quarter in which the transaction occurred.

d.           Report Content

The report must contain the following information with respect to each previously undisclosed securities transaction:

i.
The date of the transaction, the title, the exchange ticker symbol or CUSIP number, the interest rate and the maturity date (if applicable), the number of shares, and the principal amount of each security;

ii.	The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

iii.	The price of the security at which the transaction was effected;

iv.	The name of the broker, dealer or bank with or through which the transaction was effected; and

v.	The date that the report is submitted by the Employee or Access Person.

To the extent such information is not included in the duplicate confirmations, statements, periodic reports or other written information previously provided to the Designated Supervisory Person, the following information must also be provided in the report submitted by the Employee or Access Person with respect to any account established in which any securities were held during the prior calendar quarter for the direct or indirect Beneficial Ownership interest of the Employee or Access Person:

i.	The name of the broker, dealer or bank with whom the Employee or Access Person established the account;

ii.	The date the account was established.

3.           Initial and Annual Disclosure of Personal Holdings

No later than 10 days after becoming an Employee or Access Person and thereafter on an annual calendar year basis, each Employee and each Access Person must submit a Personal Holdings of Securities report.

The Initial and Annual Reports of Personal Holdings of Securities must contain:

a.           The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each Reportable Security in which the Employee or Access Person has any direct or indirect Beneficial Ownership interest;

b.           The name of any broker, dealer or bank with which the Employee or Access Person maintains an account in which any securities are held for the Employee or Access Person’s direct or indirect benefit; and

c.           The date the Employee or Access Person submits the report.

The information in the report must be current as of a date no more than 45 days prior to the date the report is submitted.  Initial Reports of Personal Holdings shall be in the format specified in Attachment C.  Annually, each Employee and each Access Person shall confirm the accuracy of the information regarding securities holdings and accounts previously provided to the Legal Department in the formats specified in Attachments B-2 and B-3.  Each Employee and each Access Person shall also list any previously unreported securities holding or account.

If not previously provided, the Employee or Access Person must provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the Designated Supervisory Person.

4.           Certification of Compliance

Each Employee and each Access Person is required to certify annually in writing that he or she has received a copy of the Code, has read and understood the Code and acknowledges that he or she is subject to it.  Further, each Employee and each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code.  The form of Annual Certification and Questionnaire is attached to this Code as Attachment D.

5.           Permitted Disclaimer

Any report submitted to comply with the requirements of this Section III.B., may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

C.           Distribution of the Code to Persons Subject to the Code

The Designated Supervisory Person (or his or her designee) shall provide a copy of this Code to each Employee and each Access Person within 10 days of such person becoming subject to the Code.  Thereafter, the Designated Supervisory Person (or his or her designee) shall provide each Employee and each Access Person with a copy of the Code on an annual basis and promptly after any amendment to the Code.  Each Employee and each Access Person, unless specifically exempted herein, shall acknowledge receipt of the Code and any amendments thereto.

D.           Quarterly Review

At least quarterly, the Designated Supervisory Person (or his or her designee) shall review and compare the confirmations and quarterly reports received with the written pre-clearance authorization provided.  Such review shall include, as appropriate:

1.           Whether the securities transaction complied with this Code;

2.           Whether the securities transaction was authorized in advance of its placement;

3.           Whether the securities transaction was executed before the expiration of any approval under the provisions of this Code;

4.           Whether any Advisory Client accounts owned the securities at the time of the securities transaction; and

5.           Whether any Advisory Client accounts purchased or sold the securities in the securities transaction within seven (7) days of the securities transaction.

E.           Reports to the Boards of Trustees/Directors

1.           Annual Reports

The Designated Supervisory Person shall prepare an annual report for the Board of each Munder Fund on behalf of MCM and any sub-adviser.  At a minimum, the report shall:  (a) summarize the existing Code procedures concerning personal investing and any changes in the Code and its procedures made during the year; (b) describe any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or the procedures, and sanctions imposed in response to the material violations; (c) certify to the Board that the Munder Funds and MCM have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and (d) identify any recommended material changes in existing restrictions or procedures.

2.           Quarterly Reports

At each quarterly meeting of the Munder Funds’ Boards, MCM, and any sub-adviser of a Munder Fund shall report to the Boards concerning:

a.           Any transaction that appears to evidence a possible violation of this Code;

b.           Apparent violations of the reporting requirements of this Code;

c.           Any securities transactions that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by a Fund’s sub-adviser or principal underwriter; and

d.           Any significant remedial action taken in response to such violations described in paragraph c. above.

IV.           GENERAL POLICIES

A.           Anti-Fraud

It shall be a violation of this Code for any Employee or Access Person or principal underwriter for any Advisory Client, or any affiliated person of the Advisers, any sub-adviser to, or the principal underwriter of, any Advisory Client in connection with the purchase or sale, directly or indirectly, by such person of any security which, within the most recent 15 days was held by an Advisory Client, or was considered by the Adviser for purchase by the Advisory Client, to:

1.           employ any device, scheme or artifice to defraud an Advisory Client;

2.           make to an Advisory Client any untrue statement of a material fact or omit to state to an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.           engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or

4.           engage in any manipulative practice with respect to an Advisory Client.

B.           Involvement in Criminal Matters or Investment-Related Civil Proceedings

Each Employee and each Access Person must notify the Legal Department, as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

V.           REPORTING VIOLATIONS OF THE CODE

Any Employee or Access Person who becomes aware of a violation of this Code, whether on the part of the Employee or Access Person or any other person subject to the Code, shall promptly report such violation to the CCO.  Failure to disclose or report to the CCO any violation of this Code is in and of itself a violation of the Code.  An Employee or Access Person shall not be subject to retaliation as a result of any report made pursuant to this Section V.  However, if an Employee or Access Person believes that he or she may suffer retaliation, such Employee or Access Person may report the violation on an anonymous basis.

VI.           SANCTIONS

Upon discovering that an Employee or Access Person has not complied with the requirements of this Code, the Designated Supervisory Person shall submit such findings to the Compliance Committee.  The Compliance Committee may impose on that Employee or Access Person whatever sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, a letter of censure, mandatory Code of Ethics training, monetary sanctions, suspension or termination of employment.  Any significant sanction imposed shall be reported to the Munder Funds’ Chief Compliance Officer and Boards in accordance with Section III.E. above.  Notwithstanding the foregoing, the Designated Supervisory Person shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred.  The Designated Supervisory Person may recommend that no action be taken, including waiving the requirement to disgorge profits under Section II.D. of this Code.  A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

VII.           INVESTMENT ADVISER AND PRINCIPAL UNDERWRITER CODES

Each Munder Fund’s investment adviser, sub-adviser and, if appropriate, principal underwriter shall adopt, maintain and enforce a code of ethics with respect to their personnel in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (“1940 Act”), Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and/or Section 15(f) of the Securities Exchange Act of 1934, as amended (“1934 Act”) as applicable, and shall forward to the Designated Supervisory Person and the Munder Fund’s administrator copies of such codes and all future amendments and modifications thereto.  The Munder Funds’ Boards, including a majority of Non-Interested Trustees of the Boards, must approve the Munder Funds’ Code and the code of any investment adviser, sub-adviser or principal underwriter of a Munder Fund unless, in the case of the principal underwriter that is not affiliated with MCM, it is exempt from this approval requirement under Rule 17j-1.

VIII.           RECORDKEEPING

This Code, the codes of any investment adviser, sub-adviser and principal underwriter, a copy of each report by an Employee or Access Person, any written report by the Advisers, any sub-adviser or the principal underwriter and lists of all persons required to make reports shall be preserved with the Advisers’ records in the manner and to the extent required by Rule 17j-1 under the 1940 Act (if applicable) and Rule 204-2 under the Advisers Act.

The Designated Supervisory Person shall maintain such reports and such other records as are required by this Code.

IX.           CONFIDENTIALITY

All information obtained from any Employee or Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

X.           OTHER LAWS, RULES AND STATEMENTS OF POLICY

Nothing contained in this Code shall be interpreted as relieving any Employee or Access Person from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the Advisers or a Munder Fund.  No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1 under the 1940 Act or Rule 204A-1 under the Advisers Act.

XI.           FURTHER INFORMATION

If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the Designated Supervisory Person.

Attachment A
DEFINITIONS

“Access Person” shall mean: (a) every trustee, director, officer and general partner of the Munder Funds and the Advisers, (b) every director, officer, general partner or employee of the Munder Funds or an Adviser (or of any company in a control6 relationship to a Munder Fund or an Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by an Advisory Client, or whose functions relate to the making of any recommendation to an Advisory Client regarding the purchase or sale of Covered Securities, (c) every employee of an Adviser who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of a Covered Security prior to their dissemination, and (d) such persons designated by the Legal Department.  The term “Access Person” does not include any person who is subject to securities transaction reporting requirements of a code of ethics adopted by a Munder Fund’s administrator, transfer agent or principal underwriter which contains provisions that are substantially similar to those in this Code and which is also in compliance with Rule 17j-1 of the 1940 Act and Section 15(f) of the Securities Exchange Act of 1934, as applicable.  Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Legal Department.  Such questions will be resolved in accordance with, and this definition shall be subject to, the definitions of “Access Person” found in Rule 17j-1 under the 1940 Act.  A person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be an Access Person.

“Advisory Client” means any client (including investment companies, private funds and managed accounts) for which an Adviser serves as an investment adviser or sub-adviser, renders investment advice, makes investment decisions or places orders through its trading department.

“Beneficial Ownership.”  A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect “pecuniary interest” in the security.  The term “pecuniary interest” generally means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.  A person is refutably deemed to have an “indirect pecuniary interest” in any securities held by members of the person’s Immediate Family.  An indirect pecuniary interest also includes, among other things:  a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person’s right to dividends that is separated or separable from the underlying securities; a person’s interest in securities held by certain trusts; and a person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term “derivative security” being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security.  For purposes of the Code, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation’s or the entity portfolio.  The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the 1934 Act, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that an Employee or Access Person has or acquires.

“Covered Security” means any Security (as defined below) except (i) direct obligations of the Government of the United States; (ii) bankers acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments (including repurchase agreements); and (iii) shares of open-end investment companies registered under the 1940 Act.  Open-end registered investment companies include the Munder Funds.  All Exchange Traded Funds are Covered Securities.

Covered Security does not include commodities or options on commodities, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

6  “Control” shall be interpreted to have the same meaning as in Section 2(a)(9) of the 1940 Act.

“De Minimis Trade” means a personal trade in a transaction involving no more than $10,000 of (1) a common stock then listed on the S&P 500 Index, (2) shares of Standard & Poor’s Depositary Receipts - SPDR Trust, Series 1 (SPY), or (3) shares of PowerShares QQQTM (QQQQ).  If, however, during any two consecutive calendar quarters, aggregate purchase or sale transactions by an Employee or Access Person in shares of the same issuer exceed a cumulative value of $30,000, a subsequent transaction in the issuer’s securities shall no longer be regarded as a De Minimis Trade.

“Designated Supervisory Person” means each person designated as a Designated Supervisory Person in Attachment E hereto.

“Direct Obligations of the Government of the United States” means any security issued or guaranteed as to principal or interest by the United States, or any certificate of deposit for any of the foregoing.  Direct Obligations of the Government of the United States include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities) program.

Securities issued by entities controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States are not Direct Obligations of the Government of the United States.  This includes securities issued by, for example, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac), the Government National Mortgage Association (Ginnie Mae), Federal Home Loan Banks, Federal Land Banks, Federal Farm Credit Banks, the Federal Housing Administration, the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the General Services Administration, Student Loan Marketing Association (Sallie Mae), the Central Bank for Cooperatives, Federal Intermediate Credit Banks and the Maritime Administration.

“Employee” means each employee of an Adviser.

“High Quality Short-Term Debt Instrument” means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

“Immediate Family” of an Employee or Access Person means any of the following persons who reside in the same household as the Employee or Access Person:

child                                grandparent                                son-in-law
stepchild                                spouse                                           daughter-in-law
grandchild                                sibling                                           brother-in-law
parent                                mother-in-law                                           sister-in-law
stepparent                                father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the CCO determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

An “Index Trade” occurs when a portfolio manager directs a securities trade in an index- or quantitative-style Advisory Client account, such as an account managed to replicate the S&P 500 Index or the S&P MidCap 400 Index, in order for the account to maintain its index weightings in that security.

“Interested Trustee” is any person who is an “interested person” as defined in the 1940 Act, except for those who are “interested persons” of a Munder Fund solely by reason of being a member of its Board of Trustees or advisory board or an owner of its securities, or a member in the Immediate Family of such a person.

“Investment Personnel” is any employee of the Munder Funds or the Advisers (or of any company in a control relationship to the Munder Funds or an Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Munder Funds; or any natural person who controls the Munder Funds or an Adviser and who obtains information concerning recommendations made to the Munder Funds regarding the purchase or sale of securities by the Munder Funds.

“Limit Order” is an order to a broker to buy a specified quantity of a security at or below a specified price, or to sell a specified quantity at or above a specified price (called the limit price).  A Limit Order ensures that a person will never pay more for the stock than whatever price is set as his/her limit.

“Non-Interested Trustee” is any person who is an Access Person by virtue of being a trustee or director of a Munder Fund, but who is not an “interested person” (as defined in the 1940 Act) of a Munder Fund unless such Non-Interested Trustee, at the time of a securities transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee of a Munder Fund should have known, that during the 15-day period immediately preceding the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by a Munder Fund or was being considered for purchase or sale by a Munder Fund or its investment adviser.  For purposes of this Code, a “Non-Interested Trustee” shall include each trustee of a Munder Fund who is not also a director, trustee, officer, partner or employee or controlling person of a Munder Fund’s investment adviser, sub-adviser, administrator, custodian, transfer agent, or distributor.

“Reportable Fund” means any investment company registered under the 1940 Act for which an Adviser serves as an investment adviser or sub-adviser and any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls an Adviser, is controlled by an Adviser, or is under common control with an Adviser.  (See Attachment G).

“Reportable Security” means any Security (as defined below) except (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments (including repurchase agreements); (iii) shares issued by money market funds; (iv) shares issued by other open-end investment companies registered under the 1940 Act, unless it is a Reportable Fund; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are Reportable Funds.  All Exchange Traded Funds are Reportable Securities.  Shares of closed-end investment companies are Reportable Securities regardless of affiliation.  Shares issued by unit investment trusts might include separate account options under variable insurance contracts.

“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, common trust fund, collective fund, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.  529 Plans are securities.

Attachment B-1

Certification of Employee Transaction Report

Start Date:  07/01/2008  End Date:  09/30/2008

Trans Type                                       Ticker (Sec Type)                                                          CusipSecurity NameTrade DateQuantity Price

SMITH, JOHN  (JSMITH)

Account Number:   COMMUNITY BANK          Broker:   CERTIFICATE OF DEPOSIT

No Reportable Transactions during this period

Account Number:  VANGUARD FUNDS    Broker:   OPEN END MUTUAL FUNDS

No Reportable Transactions during this period

Account Number:   0001234560          Broker:   PFPC

No Reportable Transactions during this period

Account Number:   0123456789          Broker:   E*TRADE

BY                 MRK (COMM)                                    589331107                                            MERCK & CO08/05/2008500.00 34.70
SL                 BUD (COMM)                                    035229103                                            ANHEUSER-BUSCH COS INC09/19/200850.00 67.15

Account Number:  JOHN SMITH – 401K          Broker:   MUNDER 401K

SL                 MYMGX (MFND)                                    626125553                                            MUNDER MULTI-CAP GROWTH – CL08/18/2008100.00 9.35

______________________________________________________________________

I confirm that I have complied with the Code of Ethics with respect to personal securities transactions and with respect to the reporting of all broker, dealer or bank accounts in which any securities are held for my direct or indirect benefit.  I confirm that all reportable transactions and accounts are listed above. If not listed above, I have attached trade confirm(s) or statement(s) for additional transactions or accounts.

Signature                                                                           Date

Attachment B-2

Brokerage Account Certification Statement

Start Date:  07/01/2008  End Date:  09/30/2008

Account Number                                                                Account Name                                   Broker NameInitiated Date Date Closed

SMITH, JOHN  (JSMITH)

SMITH - 401K                           JOHN SMITH                                      MUNDER 401K                                   01/01/2005

0123456789                           JOHN SMITH                                      E*TRADE                                   01/01/2005

0001234560                           JOHN SMITH ROLLOVER IRA                                                                        PFPC                      01/01/2005

COMMUNITY BANK                                                                JOHN SMITH                                   CERTIFICATE OF DEPOSIT 04/01/2003

VANGUARD FUNDS                                                                JOHN SMITH/JANE SMITH                                                        OPEN END MUTUAL FUNDS 02/06/2004

______________________________________________________________________

I confirm that I have complied with the Code of Ethics with respect to the reporting of all broker, dealer or bank accounts in which any securities are held for my direct or indirect benefit and that all such accounts are listed above or attached.

Signature                                                                           Date

Attachment B-3

Holdings Certification Statement

As of Date:      12/31/2007

Ticker                   Sec Type                      Cusip                      Security Name Quantity

SMITH, JOHN (JSMITH)

Brokerage Account: JOHN SMITH   (0123456789)  Broker Name:  E*TRADE

997577AJ0                                        CRPB                      997577AJ0                                                                           AVON PRODUCTS INC 20,000.00

ABCL                   COMM                      01852J10                      ALLIANCE BANCORP INC 100.00

MRK                   COMM                      58933110                      MERCK & CO 500.00

Brokerage Account: JOHN SMITH ROLLOVER IRA   (0001234560)  Broker Name:  PFPC

MUXYX                   MFND                      626129787                      MUNDER INDEX 500 - CL Y 43.96

MNNYX                   MFND                      626124291                      MUNDER INTERNET FUND - CL Y 17.23

Brokerage Account: JOHN SMITH   (COMMUNITY BANK)  Broker Name:  CERTIFICATE OF DEPOSIT

No holdings in reportable securities as of this date.

Brokerage Account: JOHN SMITH/JANE SMITH  (VANGUARD FUNDS)  Broker Name:  OPEN END MUTUAL FUND

No holdings in reportable securities as of this date.

______________________________________________________________________

I confirm that I have complied with the Code of Ethics with respect to the reporting of securities holdings and that all Reportable Securities and Reportable Funds are listed above, are listed on an attachment, or have been electronically provided to the Legal Department by the Broker for the account in which the securities are held.

Employee Signature                                                                                     Date

Attachment C

INITIAL REPORT OF
PERSONAL HOLDINGS OF SECURITIES

Name:

Position/Department:

I.           To comply with SEC regulations and the Code of Ethics, all persons are required to provide a holdings report containing the following information (the information must be current as of a date no more than 45 days before the report is submitted):

a.	The title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each reportable security in which you have any direct or indirect beneficial ownership; and

b.	The name of any broker, dealer, or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit.

Please complete the form below listing all broker, dealer and bank accounts in which you (or a member of your Immediate Family) hold any securities*.  You must attach a list of the reportable securities held in each account as well as the information listed in item (a) above.  A copy of the most recent statement for each account may be attached for this purpose if it is accurate and provides all the required information.

Please include all accounts, even if they only hold non-Munder mutual funds.

Account Owner	Account Number	Firm

*Please note that bank checking and savings accounts are not reportable, however, an account that holds a certificate of deposit is reportable.
II.	If you have a Beneficial Ownership interest in securities that are not listed in an attached account statement, or hold the physical certificates, list them below:

Name of Security	Quantity	Value	Custodian

1.

2.

3.

(Attach separate sheet if necessary)

III.           Disclosure of Directorships

A.	Are you, or is any member of your Immediate Family, a director of any publicly-traded company or privately-held company (other than a non-profit, charitable organization).

Yes                      No

(If yes, please provide a list of each company for which you are, or a member of your Immediate Family is, a director.)

B.
If the response to the previous question is “Yes,” do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

Yes                      No

IV.           Disclosure of Broker-Dealer and Securities Industry Relationships

A.	Are you, or any relative, employed or affiliated with a broker-dealer?

Yes                      No

(If yes, please respond to question IV.C.)

B.	Except for your employment at Munder Capital Management, are you, or any relative, employed in the securities industry?

Yes                      No

(If yes, please respond to question IV.C.)

C.	Provide the following information for yourself and any relatives who are employed or affiliated with a broker-dealer or otherwise employed in the securities industry.

Name of Relative	Relationship to You	Name of Firm	Title

V.           Disclosure of Prior Violations or Convictions

A.	Have you ever been convicted of or pleaded guilty (or nolo contendere) to a felony or misdemeanor involving:

(a)           an investment or investment-related business;

Yes                      No

(b)	fraud, false statements or omissions; or

Yes                      No

(c)	the wrongful taking of property, bribery, forgery, counterfeiting or extortion.

Yes                      No

B.	Have you ever been found by a court to be in violation of any federal or state investment (or investment-related) statutes or regulations.

Yes                      No

C.	Have you ever been found by the U.S. Securities and Exchange Commission, or any federal or state regulatory agency or self-regulating organization, to have:

(a)	made a false statement or omission;

Yes                      No

(b)	been involved in a violation of its regulations or statutes; or

Yes                      No

(c)	been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted.

Yes                      No

D.	Have you ever been sued for breach of fiduciary responsibility or an investment related loss under ERISA, applicable state or federal securities laws, or otherwise.

Yes                      No

(If yes, please provide applicable details.)

I certify that I have received a copy of the Code of Ethics, that I have read and understand the Code of Ethics and that this form, and the attached statements (if any) constitute all of the broker, dealer or bank accounts and reportable securities in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.

Signed:                                                                           Date:

Attachment D

ANNUAL CERTIFICATION AND QUESTIONNAIRE

Employee:

I.           Introduction

Employees are required to answer the following questions for the year ended ___________.  Upon completion, please sign and return the questionnaire by ___________, to _____________ in the Legal Department.  If you have any questions regarding this Questionnaire or the requirements under the Code of Ethics, please contact ________ at extension ______.  All capitalized terms are defined in the Code.

II.           Annual Certification of Compliance with the Code of Ethics

A.
Have you and the members of your Immediate Family obtained pre-clearance for all securities transactions that require pre-clearance under the Code?  (Note:  Circle “N/A” if there were no securities transactions.)

Yes                      No                      N/A           (If no, explain on Attachment)

B.
Have you reported all securities transactions that are required to be reported under the Code?  (Note:  This requirement includes arranging for the Legal Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as reporting securities held in certificate form.)

Yes                      No                      N/A           (If no, explain on Attachment)

C.	Have you reported all broker, dealer and bank accounts in which you and/or the members of your Immediate Family hold any securities? Circle “N/A” if there were no such accounts.

Yes                      No                      N/A           (If no, explain on Attachment)

D.
Have you notified the Legal Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action?  (Circle “N/A” if you have not been arrested, arraigned, etc.)

Yes                      No                      N/A           (If no, explain on Attachment)

E.	Have you complied with the Code of Ethics in all other respects, including the gift policy?

Yes                      No                      (If no, explain on Attachment)

F.	Have you reported to the Legal Department all gifts given or received during the year in accordance with Munder Capital Management’s Gift Policy?

Yes                      No                      N/A           (If no, explain on Attachment)

III.           Insider Trading Policy

Have you received material, nonpublic information?

Yes                      No                      (If yes, explain on Attachment)

If you did receive material, nonpublic information, did you report it immediately to the Legal Department?

Yes                      No                      (If no, explain on Attachment)

Have you complied in all respects with the Insider Trading Policy?

Yes                      No                      (If no, explain on Attachment)

IV.	Disclosure of Directorships

A.	Are you, or is any member of your Immediate Family, a director of any publicly-traded company or privately-held company (other than a non-profit, charitable organization).

Yes                      No

(If yes, list on Attachment each company for which you are, or a member of your Immediate Family is, a director.)

B.
If the response to the previous question is “Yes,” do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

Yes                      No

V.           Disclosure of Broker-Dealer and Securities Industry Relationships

A.	Are you, or any relative, employed or affiliated with a broker-dealer?

Yes                      No

(If yes, please respond to question V.C.)

B.	Except for your employment (or your relative’s employment) at Munder Capital Management, are you, or any relative, employed in the securities industry?

Yes                      No

(If yes, please respond to question V.C.)

C.
Provide the following information for yourself and any relatives who are employed or affiliated with a broker-dealer or otherwise employed in the securities industry.  (You do not need to report your employment or your relative’s employment at Munder Capital Management.)

Name of Relative	Relationship to You	Name of Firm	Title

VI.           Disclosure of Prior Violations or Convictions

A.	Have you ever been convicted of or pleaded guilty (or nolo contendere) to a felony or misdemeanor involving:

(a)           an investment or investment-related business;

Yes                      No           (If yes, explain on Attachment)

(b)	fraud, false statements or omissions; or

Yes                      No           (If yes, explain on Attachment)

(c)	the wrongful taking of property, bribery, forgery, counterfeiting or extortion.

Yes                      No           (If yes, explain on Attachment)

B.	Have you ever been found by a court to be in violation of any federal or state investment (or investment-related) statutes or regulations.

Yes                      No           (If yes, explain on Attachment)

C.	Have you ever been found by the U.S. Securities and Exchange Commission, or any federal or state regulatory agency or self-regulating organization, to have:

(a)	made a false statement or omission;

Yes                      No           (If yes, explain on Attachment)

(b)	been involved in a violation of its regulations or statutes; or

Yes                      No           (If yes, explain on Attachment)

(c)	been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted.

Yes                      No

D.	Have you ever been sued for breach of fiduciary responsibility or an investment related loss under ERISA, applicable state or federal securities laws, or otherwise.

Yes                      No           (If yes, explain on Attachment)

VII.           Disclosure of Political Contributions to Pennsylvania Candidates

A.
Did you, or any immediate family member, make any donation of money or other valuable thing to a candidate for nomination or election, or to a political committee in connection with a nomination or election of a candidate, in the Commonwealth of Pennsylvania?

Yes                      No

(If yes, list on Attachment the amount, date and recipient of each contribution.)  Munder Capital Management is required to disclose this information to accounts it manages for the Commonwealth of Pennsylvania.

Please note that the language used in this Questionnaire in no way modifies or limits the requirements contained in the Code of Ethics.

I hereby represent that I have received a copy of the Code of Ethics and that I have read and understand the Code of Ethics.  I acknowledge that I am subject to the Code of Ethics.  I hereby certify that I have complied with all the requirements of the Code of Ethics and that I have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics.  I understand that any untrue or incomplete response may be subject to disciplinary action.

Date:
Employee Signature

ATTACHMENT TO
ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please provide all required explanations for responses to questions in Sections II, III and VI

Please list each company for which you are, or a member of your Immediate Family is, a director

Please list all political contributions to candidates in Pennsylvania

Date	Amount	Recipient

(Continue on additional sheet if necessary.)

Attachment E

CONTACT PERSONS

DESIGNATED SUPERVISORY PERSON

Stephen J. Shenkenberg

DESIGNEES OF DESIGNATED SUPERVISORY PERSON

Mary Ann Shumaker
Linda Meints

DESIGNEES OF DESIGNATED SUPERVISORY PERSON
Under Section III.A. (Pre-Clearance Approval) Only

Carolyn Lopiccola

LEGAL DEPARTMENT

Stephen J. Shenkenberg
Mary Ann Shumaker
Melanie West
Amy Eisenbeis
Julie Habrowski
Jay Aslani
Linda Meints
Carolyn Lopiccola
Jane Lisheron
Rochelle Gulich

COMPLIANCE COMMITTEE

Stephen J. Shenkenberg
Peter Hoglund
John Adams

Attachment F

LIST OF BROAD-BASED INDICES

Listed below are the broad-based indices as designated by the Compliance Department.

DESCRIPTION OF OPTION	SYMBOL	EXCHANGE
NASDAQ-100	NDX	CBOE
S & P 100 *	OEX	CBOE
S & P MidCap 400 Index *	MID	CBOE
S & P 500 *	SPX	CBOE
* Includes LEAPs

Attachment G

REPORTABLE FUNDS1
(As defined in Attachment A)

FUND NAME	TICKER	CUSIP	INTERNAL ACCT #
The Munder Funds			various
Transamerica Munder Net50 VP, a series of Transamerica Series Trust			4002
HSBC Investor Mid-Cap Fund, a series of the HSBC Investor Funds	HMCTX	760442467	4004
US Mid & Small Cap Equities Portfolio, a series of World Express Funds I			4007
SunAmerica Focused Mid-Cap Growth, a series of SunAmerica Focused Series, Inc.			4008
Old Mutual Growth Fund, a series of Old Mutual Funds II	OAHGX OCHGX OBGWX OBHGX	68002Q875 68002Q685 68002Q594 68002Q453	4010
Pinnacle International Small to Mid Cap Value Equity Fund, a series of Pinnacle Program Funds			4022
Brown Advisory Core International Fund, a series of Forum Funds	BIANX		4024

1As of May 19, 2009

Attachment H

CERTIFICATION BY DIRECTORS OF
MUNDER CAPITAL HOLDINGS, LLC

I, _______________, do hereby certify and affirm that:

(1)           I serve as a director of Munder Capital Holdings, LLC (“Munder Holdings) and I am not a director, officer, general partner or employee of Munder Capital Management (“MCM”) or Pierce Street Advisors, LLC (“PSA”) or otherwise subject to the Code7 for any reason other than my service as a director of Munder Holdings.

(2)           During the immediate prior calendar year:

(a)           I have not had access to nonpublic information regarding the purchase or sale of securities by or on behalf of any MCM client or PSA client, or nonpublic information regarding the portfolio holdings of any Reportable Fund;

(b)           I have not been involved in making securities recommendations to MCM or PSA clients;

(c)           I have not had access to any nonpublic information regarding the securities recommendations made to any MCM or PSA client;

(d)           I have not, with respect to any Reportable Fund, made, participated in, or obtained information about, the purchase or sale of a Covered Security or related recommendations;

(e)           My regular functions and duties as a director of Munder Holdings have not, with respect to Reportable Funds, related to such recommendations, purchases or sales; and

(f)           I am aware of and have complied with all provisions of the Code that are relevant to me and with any policies and procedures of MCM, PSA and their affiliates relevant to the control of sensitive information about client accounts or recommendations to which I may be subject.  I further agree to continue to comply with all such policies and procedures, as they may be amended from time to time.

(3)           If any of the representations set forth above ceases to be true, I will inform the Designated Supervisory Person promptly and, unless otherwise notified by the Designated Supervisory Person, I will thereafter comply with relevant Code requirements applicable to Access Persons.

(4)           I recognize that I am providing this certification in order to allow me to qualify for the exception in the Code provided by section I.C.4.  I have read, understand and agree to abide by the Code and, in particular, those provisions of the Code relevant specifically to Munder Holdings Directors.

Date:
Signature

7 Capitalized terms used in this certification but not otherwise defined herein shall have the meaning ascribed to such terms in the Code of Ethics for Access Persons of The Munder Funds, Munder Capital Management and Pierce Street Advisors, LLC.